Exhibit 4.2

FORM OF WARRANT	VOID AFTER 5 P.M. EASTERN STANDARD TIME ON , 2019	FORM OF WARRANT

PAR VALUE $0.01	WARRANTS TO PURCHASE COMMON STOCK	THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ

Certificate		Warrants
Number		[ ]
[ ]	CMP SUSQUEHANNA RADIO HOLDINGS CORP	[ ]
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFIES THAT	[ ]	CUSIP [ ]
SEE REVERSE FOR CERTAIN DEFINITIONS
or registered assigns, is	[ ]
the registered holder of
a Warrant to purchase the number of shares of the Common Stock, par value $0.01 per share (“Common Stock”), of CMP Susquehanna Radio Holdings Corp., a corporation incorporated under the laws of the State of Delaware (the “Company”), set forth above, subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, dated                      2009 (the “Warrant Agreement”), between the Company and Computershare Shareholder Services, Inc., a Delaware corporation (the “Warrant Agent”). The Warrant may be exercised at any time before the close of business on                      2019 (the “Expiration Date”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office in Canton, Massachusetts, of the Warrant Agent or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. The number and kind of securities or other property for which the Warrant is exercisable are subject to stock splits, stock dividends, etc. of the Common Stock or reclassification, reorganization, merger or consolidation of the Company. The Warrant, or any portion thereof, not theretofore exercised will expire on the Expiration Date.
This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and Immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305, Attention: Chief Financial Officer
The Company shall not be required upon the exercise of the Warrant evidenced by this Warrants Certificate to issue fractions of Common Stock or other securities, but shall make adjustment therefore in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.
This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of shares of Common Stock issuable upon exercise of the Warrant(s) as the Warrant Certificate(s) so surrendered. If the Warrant evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of shares of Common Stock issuable upon the exercise of the portion of the Warrant not so exercised
Holders of Warrants (in their capacities as such) will not have the right to vote on matters submitted to stockholders by the Company, to receive dividends in respect of the capital stock of the Company or to share in the Company’s assets in the event of liquidation, dissolution or winding up of the Company. In the event a bankruptcy or reorganization is commenced by or against the Company, a bankruptcy court may hold that unexercised Warrants are executory contracts that may be subject to rejection by the Company with approval of the bankruptcy court, and the holders of Warrants may, even if sufficient funds are available, receive nothing or a lesser amount than that to which they would otherwise be entitled as a result of such bankruptcy case if they exercised their Warrants prior to the commencement of any such case.
Holders of Warrants (in their capacities as such) will not have the right to vote on matters submitted to stockholders of the Company, to receive dividends in respect of the capital stock of the Company or to snare in the Company’s assets in the event of the liquidation, dissolution or winding up of the Company. In the event a bankruptcy or reorganization is commenced by or against the Company, a bankruptcy court may hold that unexercised Warrants are executory contracts that may be subject to rejection by the Company with approval of the bankruptcy court, and the holders of Warrants may, even if sufficient funds are available receive nothing or a lesser amount than that to which they would otherwise be entitled as a result of any such bankruptcy case if they had exercised their Warrants prior to the commencement of any such case
Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that
(a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and
(b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other willing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.
This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.
WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

	[SEAL]	DATED «Month, Day, Year»
President		COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR
Secretary		AUTHORIZED SIGNATURE

CMP SUSQUEHANNA RADIO HOLDINGS CORP.
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS ARE NOT REQUIRED.
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN THE LETTER OF TRANSMITTAL AND CONSENT EXECUTED BY THE INITIAL HOLDER HEREOF. COPIES OF SUCH DOCUMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.
SUBSCRIPTION FORM
To be executed only upon exercise of Warrant
The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of                      Shares of CMP Susquehanna Radio Holdings Corp., a Delaware corporation (the “Corporation”), and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant, and requests that the certificates for the Shares hereby purchased (and any securities or other property assumable upon such exercise) and delivered to the undersigned as follows:

Name	Address

If the certificate representing the Shares being purchased pursuant hereto are to be registered in a name or names other than the name of the holder of this Warrant, all transfer taxes payable upon such transfer shall be paid by the undersigned at the time of delivering the notice of exercise and such request.
The undersigned represents and warrants to the Corporation that no approvals (other than any approvals already obtained by the undersigned) from the Federal Communications Commission (the “FCC”) are necessary in connection with the issuance of the Shares being purchased pursuant hereto, and such purchase will not result in a violation of the United States federal Communications Act of 1934, as amended, or the rules or policies promulgated by the FCC thereunder.
The undersigned acknowledges that each certificate for Warrant Shares issued upon exercise of the Warrant shall bear a legend to the effect that such Warrant Shares may not be transferred except upon the terms set forth in the Warrant, and each certificate for Warrant Shares transferred shall bear such a legend unless, in the opinion of counsel for the Company, such legend is not required.
If the number of Shares shall not be all the Warrant Shares purchasable under this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the remaining balance of the Shares purchasable thereunder.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City)	(State)	(Zip Code)
NOTICE: The signature on this subscription must correspond with the names as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.
ASSIGNMENT FORM
FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares set forth below:

(Name and Address of Assignee)

(No. of Shares)
If the number of Shares is not all of the Warrant Shares represented by this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the balance remaining of the Shares represented by this Warrant.

Dated:

Print Name:

Signature:

Witness:

NOTICE: The signature on this assignment must correspond with the named as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.